Exhibit 99.1

	News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Company Contact:
Jill Gilmer Zep Inc. 404-605-8614

Zep Inc. Reports Second Quarter 2009 Results

Execution of Strategic Initiatives Contributes to Positive Operating Cash Flow

¡	Excluding restructuring charges, operating profit generated on both a quarterly and year-to-date basis in face of world-wide recession
¡	Reduced SD&A costs as percentage of sales by 130 basis points; non-sales headcount 11.3% lower than prior year
¡	Lower sales volume, increased raw material costs, and $1.1 million restructuring charge led to an operating loss of $1.0 million during the second quarter

Atlanta, GA, April 9, 2009 – Zep Inc. (NYSE:ZEP), a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions, today announced financial results for the second fiscal quarter and six months ended February 28, 2009. Zep reported a loss from operations of $1.0 million during the second quarter of fiscal year 2009 compared with a reported operating profit in the second quarter of fiscal year 2008 of $3.9 million. Excluding a facility consolidation restructuring charge of $1.1 million, the Company generated operating profit of $0.1 million during the three months ended February 28, 2009. Zep reported a net loss for the second quarter of $0.9 million, or $0.04 per diluted share. The second quarter’s restructuring charge adversely impacted diluted earnings per share by $0.03. Net income reported in the second quarter of fiscal year 2008 was $1.9 million, or $0.09 per diluted share, which included $0.5 million or $0.02 per diluted share of restructuring charges.

John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc., stated, “Our previously announced multi-year plan and long term financial objectives remain the right vision for Zep. We are committed to our on-going strategic initiatives, and we are benefiting from related restructuring efforts as the Company has generated, on a comparable basis, positive quarterly and annual profits during a period when GDP declined at a rate not seen in decades. Our balance sheet has remained strong, and we believe our liquidity is sufficient to manage the business through these challenging times.”

“Despite the negative impact the current economic climate will have on our full-year results, improvements are being made that we believe will benefit our business in fiscal year 2010 and beyond. In addition to the previously announced $3.0 million in annualized fixed cost reductions, we have identified an additional $4.0 million in fixed cost reductions, and expect to begin fully realizing these savings in the first quarter of fiscal year 2010. We expect benefits of our raw material cost saving efforts to begin ramping up during the third fiscal quarter of this year until an annualized run rate of approximately $10 million to $11 million is attained in our first fiscal quarter of 2010. While we view these savings as a good start, they fall short of returning us to historical cost levels, and thus supplier negotiations continue. We further expect fiscal year 2010’s operating results to benefit from our efforts to reduce both variable and fixed costs, and to expand selling capacity. “

Second Quarter Results

Net sales totaled $114.6 million during the second quarter of fiscal year 2009 compared with $133.2 million in the comparable prior year period, representing a decrease of $18.6 million, or 13.9%. During the quarter, the Company realized higher year-over-year selling prices of approximately $5.0 million, primarily from its domestic operations. However, weakened demand in most markets resulted in volume-related sales declines of $19.3 million. Management estimates that almost 70% of the approximate 14% decline in quarterly sales volume was attributable to the global economic slowdown, with the remainder due to reduced selling capacity resulting from the elimination of underperforming sales representatives and other demand-shaping initiatives. Unfavorable foreign currency translation on international sales negatively impacted total net sales by $4.3 million compared with the prior year period.

Gross profit margins were 51.2% in the second quarter of fiscal year 2009 compared with 55.9% in the same period last year. Given that the Company accounts for inventory primarily on a first-in-first-out basis, the impact of numerous months of escalating raw material costs experienced in fiscal year 2008 peaked in the first quarter of the current fiscal year. Raw material costs were $6.1 million higher in the second quarter of fiscal year 2009 compared with the same prior year period. Management expects to begin benefiting from declining raw materials costs and improved supplier agreements in the third quarter of fiscal year 2009. The impact of channel and product sales mix was responsible for 1% of the quarter’s decline in gross margin.

The Company’s second quarter operating results were also adversely impacted by a $2.0 million charge recorded to reflect the collection risk of certain accounts receivable balances, the above mentioned restructuring charge recorded as the Company further streamlines its overhead structure, and investments made to support the Company’s strategic initiatives such as replenishing sales capacity through the addition of experienced sales representatives. The Company reduced selling, distribution, and administrative expenses as a percentage of sales by 130 basis points during the second quarter. Management believes that approximately 75% of the reduction represents sustainable improvements to the Company’s fixed cost structure that will better position the Company for long-term value creation, while the remainder is due to temporary cost reduction measures, such as the suspension of selected employee benefits. The Company’s cash flow from operations totaled $1.0 million during the quarter.

First Half Results

Net sales of $243.8 million were generated in the first six months of fiscal year 2009 compared with $276.7 million in the prior year, representing a decrease of $33.0 million or 11.9%. Year-over-year volume-related sales declines totaled $35.6 million, and management anticipates continued volume weakness for the remainder of the fiscal year as the Company manages through this difficult economy.

Zep reported a loss from operations of $1.7 million during the first half of fiscal year 2009 compared with a reported operating profit in the first six months of fiscal year 2008 of $14.6 million. Excluding restructuring charges, the Company generated adjusted operating profit of $1.3 million during the first half of fiscal year 2009 compared with $15.4 million in the prior year period. For the six months ended February 28, 2009, the Company reported a net loss of $2.5 million or a $0.12 loss per diluted share, versus the $8.2 million net income, or $0.39 earnings per diluted share, reported in the prior year.

The Company’s operating activities consumed a net $10.1 million in cash during the first six months of fiscal year 2009 compared with $2.1 million in the prior-year period. During the first half of fiscal year 2009, capital expenditures totaled $4.2 million, an increase of $1.1 million from the prior year period. Management continues to estimate that capital expenditures could range between $8 million to $10 million during fiscal year 2009.

Strategic Initiatives Update

In addition to adjusting to the current economic environment, the Company remains focused on simplifying and improving its core Zep Sales & Service business. After having utilized minimum performance standards last year to remove underperforming sales representatives from the business, the Company has now begun adding sales capacity by seeding its sales force with experienced professionals focused on its most important market verticals. These additional, experienced sales representatives are poised to make an immediate impact on Zep’s top-line, and management expects this new recruitment model will carry a substantially shorter payback period than previous models. Also, in the past three months the Company progressed with its logistics reconfiguration strategy by consolidating three branches and signing a lease agreement for a Northeastern United States distribution center in the Lehigh Valley area of Pennsylvania. These actions have resulted in cost savings and improved order fill rates, and management expects to consolidate at least six more branches before the conclusion of the calendar year. The Company has recently begun to realize incremental benefits from its entrance into the industrial distribution market. While management believes the recession is slowing the rate and magnitude of these benefits, the opportunities afforded by this channel remain encouraging. The Company also made progress during the quarter on its initiative to grow the Zep Commercial brand with existing partners, and is finding that the retail product expansion effort is enhancing its ability to access new retailers.

Mr. Morgan concluded, “Finally, I would like to acknowledge the tremendous work that our associates are performing every day. Through their dedication the Company continued to make meaningful progress towards its strategic initiatives and delivered positive second quarter operating cash flows despite the fact that an incredibly difficult economy has made their task much more difficult than ever anticipated.”

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The unaudited consolidated and combined financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information referenced in this press release, including adjusted operating profit. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual and not indicative of the Company’s core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure.

A full discussion of the Company’s long-term objectives and financial goals may be found in its Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

As previously announced, the Company will host a conference call to discuss second quarter results on Thursday, April, 9 at 11:00 AM ET. Interested parties may listen to this call live or hear a replay at the Company’s website: www.zepinc.com.

About Zep Inc.

Zep Inc., with fiscal year 2008 net sales of over $574 million, is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The Company markets these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional, Enforcer®, National Chemical®, and Selig™, some of which have been in existence for more than 70 years. Zep is headquartered in Atlanta, Georgia. Visit the Company’s website at www.zepinc.com.

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This release contains, and other written or oral statements made by or on behalf of us may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we, or the executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “anticipates,” and similar terms that relate to future events, performance, or results of the Company.

Examples of forward-looking statements in this press release include but are not limited to: statements regarding the economic environment and the impact this environment has had or could have on our current and/or future financial results; the belief that we have adequate liquidity to operate our business; the expectation that we will see a benefit from negotiations with suppliers beginning in our third fiscal quarter; the expectation that we will continue to make investments in our sales force; and statements and related estimates concerning the benefits that the execution of our strategic initiatives will have on future financial results.

The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience and the historical experience of Acuity Brands, Inc. as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•	customer and supplier relationships and prices;
•	competition;
•	ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;
•	market demand; and
•	litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1a. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, which is incorporated herein by reference.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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Zep Inc.

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except share and per-share data)

	FEBRUARY 28, 2009	AUGUST 31, 2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,317	$14,528
Accounts receivable, less reserve for doubtful accounts of $5,113 at February 28, 2009 and $3,329 at August 31, 2008	79,621	99,101
Inventories	47,785	50,782
Prepayments and other current assets	12,962	7,300
Deferred income taxes	6,916	6,614

Total Current Assets	156,601	178,325

Property, Plant, and Equipment, at cost:
Land	3,258	3,295
Buildings and leasehold improvements	54,564	53,952
Machinery and equipment	83,687	82,692

Total Property, Plant, and Equipment	141,509	139,939
Less accumulated depreciation and amortization	86,829	85,327

Property, Plant, and Equipment, net	54,680	54,612

Other Assets:
Goodwill and intangible assets	31,147	32,124
Deferred income taxes	7,105	7,387
Other long-term assets	1,603	1,623

Total Other Assets	39,855	41,134

Total Assets	$251,136	$274,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$8,200	$12,000
Accounts payable	34,216	46,120
Accrued compensation	14,756	21,376
Other accrued liabilities	20,105	27,223

Total Current Liabilities	77,277	106,719
Long-term debt, less current maturities	62,150	47,150

Deferred income taxes	354	410

Self-insurance reserves, less current portion	8,039	7,748

Other long-term liabilities	13,399	12,327

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 21,116,031 issued and outstanding at February 28, 2009, and 20,957,916 issued and outstanding at August 31, 2008	211	210
Paid-in capital	76,973	75,025
Retained earnings	5,045	9,264
Accumulated other comprehensive income items	7,688	15,218

Total Stockholders’ Equity	89,917	99,717

Total Liabilities and Stockholders’ Equity	$251,136	$274,071

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per-share data)

	THREE MONTHS ENDED FEBRUARY 28 and 29		SIX MONTHS ENDED FEBRUARY 28 and 29
	2009	2008	2009	2008
Net Sales	$114,608	$133,163	$243,769	$276,739
Cost of Products Sold	55,876	58,781	117,236	118,924

Gross Profit	58,732	74,382	126,533	157,815
Selling, Distribution, and Administrative Expenses	58,587	69,775	125,255	142,446
Restructuring Charge	1,114	753	3,009	753

Operating (Loss) Profit	(969)	3,854	(1,731)	14,616
Other Expense:
Interest expense, net	444	820	1,002	1,880
Miscellaneous expense, net	98	84	1,231	3

Total Other Expense	542	904	2,233	1,883

(Loss) Income before Provision for Income Taxes	(1,511)	2,950	(3,964)	12,733
(Benefit) Provision for Income Taxes	(569)	1,043	(1,477)	4,546

Net (Loss) Income	$(942)	$1,907	$(2,487)	$8,187

Earnings Per Share:
Basic (Loss) Earnings per Share	$(0.04)	$0.09	$(0.12)	$0.39

Basic Weighted Average Number of Shares Outstanding	21,094	20,845	21,034	20,831

Diluted (Loss) Earnings per Share	$(0.04)	$0.09	$(0.12)	$0.39

Diluted Weighted Average Number of Shares Outstanding	21,094	21,270	21,034	21,112

Dividends Declared per Share	$0.04	$0.04	$0.08	$0.04

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	SIX MONTHS ENDED FEBRUARY 28 and 29
	2009	2008
Cash Provided by (Used for) Operating Activities:
Net (loss) income	$(2,487)	$8,187
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	3,381	3,300
Deferred income taxes	(76)	(1,043)
Excess tax benefits from share-based payments	(960)	(519)
Other non-cash charges	724	538
Change in assets and liabilities:
Accounts receivable	15,083	8,740
Inventories	1,165	(2,659)
Prepayments and other current assets	(5,892)	(8,309)
Accounts payable	(10,684)	(3,502)
Accrued compensation and other current liabilities	(12,358)	(7,478)
Self-insurance and other long-term liabilities	1,363	1,637
Other assets	667	(1,039)

Net Cash Used for Operating Activities	(10,074)	(2,147)

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(4,175)	(3,113)
Other investing activities	114	123

Net Cash Used for Investing Activities	(4,061)	(2,990)

Cash Provided by (Used for) Financing Activities:
Proceeds from revolving credit facility	37,700	77,100
Repayments of borrowings from revolving credit facility	(26,500)	(15,531)
Payment to Acuity Brands, Inc. upon separation	—	(62,500)
Employee stock purchase plan issuances	272	57
Excess tax benefit from share-based payments	960	519
Dividend payments	(1,732)	(838)
Repayments of other long-term debt	—	(326)
Net activity with Acuity Brands, Inc. prior to separation	—	5,683

Net Cash Provided by Financing Activities	10,700	4,164

Effect of Exchange Rate Changes on Cash	(1,776)	890

Net Change in Cash and Cash Equivalents	(5,211)	(83)
Cash and Cash Equivalents at Beginning of Period	14,528	9,142

Cash and Cash Equivalents at End of Period	$9,317	$9,059

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per-share data)

	Three Months Ended February		Six Months Ended February
	2009	2008	2009	2008
Reported (GAAP) Operating (Loss) Profit	$(969)	$3,854	$(1,731)	$14,616
Restructuring Charges, net of tax(a)	1,114	753	3,009	753

Adjusted Operating Profit(b)	$145	$4,607	$1,278	$15,369

(a) During the first quarter of fiscal year 2009, Zep’s management initiated actions necessary to reduce non-sales headcount by 5%. Accordingly, we recorded a net pretax charge of $1.9 million during the three months ended November 30, 2008. This charge was entirely composed of severance related costs. In the second quarter of fiscal year 2009, the Company recorded a charge of $1.1 million as it exited two facilities, and, in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, adjusted sub-lease rental income assumptions associated with a leased facility exited during the third quarter of fiscal year 2008. During the second quarter of fiscal year 2008, Zep’s management recorded net pretax severance-related costs of $0.8 million. We believe it is useful to exclude restructuring charges from reported operating profit as they are unrelated to our core operating performance.

(b)This non-GAAP financial measure has been provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

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